As filed with the Securities and Exchange Commission on June 2, 2014
Registration No. 333-_________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
STERLING CONSTRUCTION COMPANY, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	25-1655321 (I.R.S. Employer Identification No.)
20810 Fernbush Lane Houston, Texas (Address of principal executive offices)	77073 (Zip Code)
Sterling Construction Company, Inc. Stock Incentive Plan (Full title of the plan)
Roger M. Barzun General Counsel 20810 Fernbush Lane Houston, Texas 77073 (Name and address of agent for service)
(281) 821-9091 (Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):
[ ]	Large accelerated filer
[X]	Accelerated filer
[ ]	Non-accelerated filer (Do not check if a smaller reporting company)
[ ]	Smaller reporting company

CALCULATION OF REGISTRATION FEE
Title of securities to be registered (1) (2)	Amount to be registered (1)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock	900,000	$9.29	$8,361,000	$1,076.90

(1)
This Registration Statement is filed pursuant to General Instruction E to Form S-8. Registration Statement No. 333-88228 previously registered the sale of 500,000 shares of Sterling Construction Company, Inc. common stock, and Registration No. 333-135666 registered the sale of an additional 500,000 shares of common stock in each case subject to issuance under the Plan. This Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. The aggregate number of shares subject to issuance under the Plan and registered pursuant to this Registration Statement and the earlier registration statements is 1,900,000 shares of common stock.

(2)	Plus an indeterminate number of shares as may be required pursuant to the Plan in the event of a stock dividend, split-up of shares, recapitalization or other similar change in the common stock.

(3)
Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(h)(1) of the Securities Act of 1933 based on the average of the high and low prices reported by the Nasdaq Global Select Market on May 30, 2014.

Explanatory Note

This Registration Statement has been prepared in accordance with the requirements of Form S-8, as amended, and relates to an additional 900,000 shares of common stock, $0.01 par value per share, of Sterling Construction Company, Inc. (the "Company") that have been reserved for issuance pursuant to the Company's Stock Incentive Plan.

A Form S-8 registration statement was filed with the Commission on May 14, 2002, Registration File No. 333-88228, covering 500,000 shares of common stock originally reserved for issuance under the Plan.  A Form S-8 registration statement was filed with the Commission on July 10, 2006, Registration File No. 333-135666, covering an additional 500,000 shares reserved for issuance under the Plan.  Pursuant to Instruction E of Form S-8, the contents of, both registration statements are hereby incorporated into this registration statement by this reference thereto, except to the extent supplemented by the information set forth below.

PART II

Item 3.	Incorporation of Documents by Reference

The following documents, which have been previously filed by the Company with the Securities and Exchange Commission (the "SEC"), are incorporated by reference into this Registration Statement, other than any portions of the listed filings that were furnished rather than filed (pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K or other applicable SEC rules):

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 as filed with the SEC on March 17, 2014 (File No. 001-31993);

(b)	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014 as filed with the SEC on May 12, 2014 (File No. 001-31993);

(c)	The Company’s Current Reports on Form 8-K as filed by the Company with the SEC on January 27, 2014; April 30, 2014; May 6, 2014; and May 13, 2014, (File No. 001-31993);

(d)
The description of our common stock set forth in our Registration Statement on Form 8-A (File No. 000-19450), filed with the Securities and Exchange Commission on January 11, 2006, including any subsequent amendments or reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K or other applicable SEC rules) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel

The legality of the shares of Common Stock offered hereby has been passed upon for the Company by Roger M. Barzun, whose address is the Company's address and who is an employee and officer of the Company.  Mr. Barzun is eligible for the grant of awards under the Plan.

Item 8.	Exhibits

Exhibit	Description
4.1
Certificate of Incorporation of Sterling Construction Company, Inc. as amended through May 9, 2014 (incorporated by reference to Exhibit 3.0 to Sterling Construction Company, Inc.'s Current Report on Form 8-K, filed on May 13, 2014 (SEC File No. 1-31993)).

4.2
Bylaws of Sterling Construction Company, Inc. as amended through March 13, 2008 (incorporated by reference to Exhibit 3.1 to Sterling Construction Company, Inc.'s Current Report on Form 8-K, filed on March 19, 2008 (SEC File No. 1-31993)).

4.3
Form of Common Stock Certificate of Sterling Construction Company, Inc. (incorporated by reference to Exhibit 4.5 to Sterling Construction Company, Inc.'s Form 8-A, filed on January 11, 2006 (SEC File No. 1-31993)).

4.4
The Sterling Construction Company, Inc. Stock Incentive Plan as amended and restated (incorporated by reference to Exhibit 10.13 to Sterling Construction Company, Inc.'s. Current Report on Form 8-K, filed on May 12, 2011 (SEC File No. 1-31993)).

4.5
Amendment dated May 6, 2012 to The Sterling Construction Company, Inc. Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to Sterling Construction Company, Inc.'s. Current Report on Form 8-K, filed on May 11, 2012 (SEC File No. 1-31993)).

4.6
Amendment dated March 13, 2014 to The Sterling Construction Company, Inc. Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to Sterling Construction Company, Inc.'s. Current Report on Form 8-K, filed on May 13, 2014 (SEC File No. 1-31993)).

4.7
Forms of Stock Option Agreement under the Oakhurst Company, Inc. 2001 Stock Incentive Plan (now known as The Sterling Construction Company, Inc. Stock Incentive Plan) (incorporated by reference to Exhibit 10.52 to Sterling Construction Company, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 29, 2005 (SEC File No. 1-31993)).

5*	Opinion of Roger M. Barzun as to the legality of the shares being registered
23.1*	Consent of Grant Thornton LLP
23.2*	Consent of Roger M. Barzun (included in Exhibit 5).
24*	Power of Attorney (included on Page 4).

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston State, of Texas, on June 2, 2014.

Sterling Construction Company, Inc.
(Issuer and Employer)

By:	/s/ Peter E. MacKenna
Peter E. MacKenna
President & Chief Executive Officer

POWER OF ATTORNEY
Know all men by these presents, that each individual whose signature appears below (the "undersigned") constitutes and appoints Peter E. MacKenna, Thomas R. Wright and Roger M. Barzun jointly and severally the undersigned's true and lawful attorneys-in-fact and agents with full powers of substitution for the undersigned and in undersigned's name, place and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto and all documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Maarten D. Hemsley
Maarten D. Hemsley	Chairman of the Board of Directors	June 2, 2014

/s/ Peter E. MacKenna	President & Chief Executive Officer
Peter E. MacKenna	(principal executive officer), Director	June 2, 2014

/s/ Thomas R. Wright	Executive Vice President & Chief Financial Officer, (principal financial	June 2, 2014
Thomas R. Wright	officer and principal accounting officer), Treasurer

/s/ Marian M. Davenport	Director	June 2, 2014
Marian M. Davenport

/s/ Joseph P. Harper, Sr.	Director	June 2, 2014
Joseph P. Harper, Sr.

/s/ Charles R. Patton	Director	June 2, 2014
Charles R. Patton

/s/ Richard O. Schaum	Director	June 2, 2014
Richard O. Schaum

/s/ Milton L. Scott	Director	June 2, 2014
Milton L. Scott

/s/ Paul J. Varello	Director	June 2, 2014
Paul J. Varello

Exhibit Index

Exhibit	Description
4.1
Certificate of Incorporation of Sterling Construction Company, Inc. as amended through May 9, 2014 (incorporated by reference to Exhibit 3.0 to Sterling Construction Company, Inc.'s Current Report on Form 8-K, filed on May 13, 2014 (SEC File No. 1-31993)).

4.2
Bylaws of Sterling Construction Company, Inc. as amended through March 13, 2008 (incorporated by reference to Exhibit 3.1 to Sterling Construction Company, Inc.'s Current Report on Form 8-K, filed on March 19, 2008 (SEC File No. 1-31993)).

4.3
Form of Common Stock Certificate of Sterling Construction Company, Inc. (incorporated by reference to Exhibit 4.5 to Sterling Construction Company, Inc.'s Form 8-A, filed on January 11, 2006 (SEC File No. 1-31993)).

4.4
The Sterling Construction Company, Inc. Stock Incentive Plan as amended and restated (incorporated by reference to Exhibit 10.13 to Sterling Construction Company, Inc.'s. Current Report on Form 8-K, filed on May 12, 2011 (SEC File No. 1-31993)).

4.5
Amendment dated May 6, 2012 to The Sterling Construction Company, Inc. Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to Sterling Construction Company, Inc.'s. Current Report on Form 8-K, filed on May 11, 2012 (SEC File No. 1-31993)).

4.6
Amendment dated March 13, 2014 to The Sterling Construction Company, Inc. Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to Sterling Construction Company, Inc.'s. Current Report on Form 8-K, filed on May 13, 2014 (SEC File No. 1-31993)).

4.7
Forms of Stock Option Agreement under the Oakhurst Company, Inc. 2001 Stock Incentive Plan (now known as The Sterling Construction Company, Inc. Stock Incentive Plan) (incorporated by reference to Exhibit 10.52 to Sterling Construction Company, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 29, 2005 (SEC File No. 1-31993)).

5*	Opinion of Roger M. Barzun as to the legality of the shares being registered
23.1*	Consent of Grant Thornton LLP
23.2*	Consent of Roger M. Barzun (included in Exhibit 5).
24*	Power of Attorney (included on Page 4).

* Filed herewith